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                                                                  EXHIBIT 2.


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                                     BYLAWS
                                       OF
                    AMERICAN GENERAL SERIES PORTFOLIO COMPANY
                      AMENDED AND RESTATED OCTOBER 29, 1991

                                   **********

                                    ARTICLE I

                                     OFFICES

     Section 1. The principal office shall be in the City of Baltimore, State of Maryland.

     Section 2. The Corporation shall also maintain an office at 2929 Allen Parkway, Houston, Texas, 77019, and may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Meetings of stockholders shall be held at the office of the Corporation in Houston, Texas, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

     Section 2. The Board of Directors shall call an Annual Meeting of the stockholders of the Corporation, on such date as may be fixed by the Board of Directors, in any year in which the Investment Company Act of 1940 requires that the stockholders of the Company (1) elect Directors, (2) approve an investment advisory agreement, (3) ratify the selection of independent public accountants, or (4) approve a distribution agreement. The Directors shall also call an Annual Meeting of the stockholders in any year when such meeting shall be required to comply with any other Federal or State law, or regulations thereunder.

     Section 3. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, by the President, or by the Board of Directors.

     Section 4. Special meetings of stockholders shall be called by the Secretary upon the written request of the holders of not less than twenty-five percent (25%) of all the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting,



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and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting. No special meeting need be called upon the request of the holders of less than a majority of all the shares entitled to vote at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

     Section 5. Not less than ten (10) nor more than ninety (90) days before the date of each stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her mailing address as it appears on the records of the Corporation, with postage thereon prepaid.

     No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 7. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under any statute or under the Articles of Incorporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights. The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of stockholders, the record date or the closing of the stock transfer books shall be at least ten (10) days before the date of the meeting.



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     Section 9.     A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of Incorporation.

     Section 10. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

     Section 11. At any meeting of stockholders at which Directors are to be elected, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such meeting shall, appoint two Inspectors of Election who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

     Section 12. At all meetings of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Chairman of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless Inspectors of Election shall have been appointed as provided in Section 11, in which event, such Inspectors of Election shall decide all such questions.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. The Board of Directors of the Corporation shall consist of five (5) Directors, which number may be increased or decreased as provided in
Section 2 of this Article. Each Director shall hold office until the Annual Meeting of stockholders of the Corporation next succeeding his election and until his successor is duly elected and qualifies. Directors need not be stockholders.

     Section 2. By vote of a majority of the entire Board of Directors, the number of Directors fixed by the Articles of Incorporation or by these Bylaws may be increased or decreased from time to time, but such number shall not be less than three (3) nor more than twenty (20), and the tenure of office of a Director



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shall not be affected by any decrease in the number of Directors so made by the
Board of Directors. Until the first Annual meeting of stockholders and until successors are duly elected and qualify, the Board of Directors shall consist of the persons named in the Articles of Incorporation. At the first Annual Meeting of stockholders and at each Annual Meeting thereafter, the stockholders shall elect directors to hold office until the next Annual Meeting and until their successors are duly elected and qualify.

     Section 3. Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next Annual Meeting of stockholders and until his successor is duly elected and qualifies. The Board may not elect any Director to fill any vacancy as provided herein unless immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall be those named in the Articles of Incorporation or shall have been elected to such office at an Annual or Special meeting of stockholders. If at any time after the first Annual Meeting of stockholders of the Corporation, a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith, and in any event within sixty (60) days, for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors.

     Section 4. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by statute or by the Articles of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

     Section 5. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

     Section 6. Regular meetings of the Board of Directors may be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine.

     Section 7. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the Board of Directors.

     Section 8. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if one be appointed, or by the executive committee, if one be constituted, by vote at a meeting, or by the President or by a majority of the Directors or by any Vice Chairman of the Board of Directors. Special meetings may be held at such place or places within or



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without Maryland as may be designated from time to time by the Board of
Directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

     Section 9. Notice of the place and time of every meeting of the Board of Directors shall be given to each Director orally or sent to him by telegraph or by mail, or left at his residence or usual place of business not less than one (1) day before the date of the meeting. If mailed, such notice shall be deemed to be given four (4) business days after deposited in the United States mail addressed to the Director at his mailing address as it appears on the records of the Corporation, with postage thereon prepaid.

     Section 10. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 11. Members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except any meeting to consider the entry into or renewal of any contract or agreement whereby any person agrees to serve as investment adviser or principal underwriter of the Corporation, or any meeting to select an independent public accountant for the preparation of any of the Corporation's financial statements.

     Section 12. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 13. The Board of Directors may appoint one of its members to serve as Chairman of the Board of Directors, and may appoint one or more of its members to serve as Vice Chairman of the Board of Directors. The Board of Directors also may appoint from among its members an executive committee and other committees composed of two or more Directors, and may delegate to such committees, any of the powers of the Board of Directors except the power to declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.



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     Section 14.    Directors may receive such compensation for their services as may be fixed from time to time by resolution of the Board, and, in addition, may be reimbursed for reasonable expenses incurred in connection with the discharge of their duties and responsibilities, including but not limited to attendance at regular or special meetings of the Board or of any committees thereof.

                                   ARTICLE IV

                                     NOTICES

     Section 1. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their mailing addresses appearing on the books of the Corporation, or such notice may be left at the stockholder's residence or usual place of business. Notice to stockholders by mail shall be deemed to be given at the time when the same shall be mailed.

     Section 2. Whenever any notice of the time, place or purpose of any meeting of stockholders, Directors or committee is required to be given under the provisions of the statute or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    OFFICERS

     Section 1. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of stockholders. Such officers shall include a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the executive committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by statute or these Bylaws to be executed, acknowledged or verified by two or more officers.

     Section 2. The term of office of all officers shall be one year and until their respective successors are chosen and qualify, subject, however, to any provision for removal contained in the Articles of Incorporation. Any officer may be removed from office at any time by the vote of a majority of the entire Board of Directors upon a finding that removal is in the best interest of the Corporation.



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     Section 3.     The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the executive committee, if any.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

     Section 1. Shares of stock of the Corporation may be issued without certificates or, if directed by the Board of Directors, be issued in the form of a certificate or certificates which shall represent and certify the number and kind of class of shares owned by a stockholder in the Corporation. Any such certificate shall be in such form as the Board of Directors may from time to time prescribe.

     Section 2. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

     Section 3. The stock ledgers of the Corporation, containing the name and mailing address of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

     Section 4. The Board of Directors may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent, if any, against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE VII

                                  CUSTODIANSHIP

     All cash and securities owned by the Corporation shall be held by a bank or trust company of good standing, having a capital, surplus and undivided profits aggregating not less than two million dollars ($2,000,000), provided such a bank or trust company can be found ready and willing to act. Upon the resignation or inability to serve of any such bank or trust company the Corporation shall (i) use its best efforts to obtain a qualified successor, (ii) require the cash and securities of the Corporation held by such bank or trust company to be delivered directly to the successor, and (iii) in the event that



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no qualified successor can be found, submit to the holders of the shares of the capital stock of the Corporation at the time outstanding and entitled to vote, before permitting delivery of such cash and securities to anyone other than a qualified successor, the question whether the Corporation shall be dissolved and liquidated or shall function without a qualified bank or trust company to hold such cash and securities. Upon such resignation or inability to serve, such bank or trust company may deliver any assets of the Corporation held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of the agreement which governed such retiring bank or trust company, pending action by the Corporation as set forth in this Article. Nothing herein contained, however, shall prevent the termination of any agreement between the Corporation and any such bank or trust company by the Corporation at the discretion of the Board of Directors, and any such agreement shall be terminated upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by unanimous written consent, pursuant to law.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.



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                                   ARTICLE IX

                                 CODE OF ETHICS

     The Corporation and its Directors and its officers shall conduct the Corporation's business and themselves in conformity with the Corporation's Code of Ethics. The Code of Ethics adopted by the Corporation pursuant to Section 17, of the Investment Company Act of 1940, as amended, and Rule 17-1(b)(1) thereunder, shall be made available to all employees and affiliates of the Corporation. The Code, as adopted hereby, may only be changed by a majority vote of the Board of Directors.

                                    ARTICLE X

                                   AMENDMENTS

     Section 1. The Board of Directors, by vote of a majority of all of its members, shall have the power, at any regular meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter, amend or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal any Bylaws made by the stockholders.

     Section 2. The holders of a majority of the shares of the capital stock of the Corporation at the time outstanding and entitled to vote shall have the power, at any Annual Meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter, amend or repeal any Bylaws of the Corporation or to make new Bylaws.



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